AXION POWER INTERNATIONAL, INC.

AMENDED AND RESTATED INDEPENDENT DIRECTORS' STOCK OPTION PLAN

PREAMBLE

This Independent Directors Stock Option is intended to promote the interests of Axion Power International, a Delaware corporation (the "Company"), by providing the Company's independent directors with a proprietary interest in the Company. This Plan was first adopted by the Company's board of directors on January 8, 2004 and approved by the shareholders at the Company's 2004 Annual Meeting. On April 8, 2005, the board of directors voted to amend the Plan, subject to shareholder ratification at the Company's 2005 Annual Meeting, to increase the number of shares subject to the Plan from 125,000 to 500,000, and better accommodate the needs of a company with directors who serve for staggered three-year terms.

ARTICLE I
DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)	"Board" shall mean the Board of Directors of the Company.

(b)	"Company" shall mean Axion Power International, Inc.

(c)	"Date of Grant" shall mean each date after the Effective Date of the Plan on which Eligible directors are appointed to fill a vacancy on the Board or elected to serve a regular term by the stockholders of the company.

(d)	"Fair Market Value" shall mean the closing sales price, or the mean between the closing high "bid" and low "asked" prices, as the case may be, of the Stock in the over-the-counter market on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. If the Stock is listed on a national securities exchange, "Fair Market Value" shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. In the event no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported. In all other events, the Board of Directors in good faith shall determine "Fair Market Value".

(e)	"Eligible Director" shall mean any director of the Company who meets the eligibility requirements for an 'independent director' under Securities and Exchange Commission Rule 10A-3 and the applicable listing standards of any national securities exchange or other market where the Company's shares are quoted or listed for trading.

(f)	"Option" shall mean an Eligible Director's stock option to purchase stock granted pursuant to the provisions of Article V hereof.

(g)	"Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

(h)	"Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

(i)	"Plan" shall mean the Ax ion Power International, Inc. Amended and Restated Independent Directors' Stock Option Plan, as it may be further amended from time to time.

(j)	"Stock" shall mean the common stock, par value $.0001 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

(k)	"Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

ARTICLE II
THE PLAN

2.1	Name. This Plan shall be known as the "Axion Power International, Inc. Amended Directors' Stock Option Plan."

2.2	Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

2.3	Effective Date. The effective date of the Original Plan was February 2, 2004. The shareholders of the Company subsequently approved the Plan on June 4, 2004. The Plan was amended by the board of directors on April 8, 2005 and will be submitted for the approval of the Company's stockholders at the Company's 2005 Annual Meeting. Options may be granted under the Plan prior to the receipt of such shareholder approval provided, however, that all such Option grants shall be subject to stockholder approval. If the Company's shareholders do not approve the Plan, then the Plan and all Options then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.

2.4	Termination Date. The Plan shall terminate and no further Options shall be granted hereunder upon the tenth anniversary of the Effective Date of the Plan.

ARTICLE III
PARTICIPANTS

Each Eligible Director who has been or is subsequently appointed to fill a vacancy on the Board or elected to serve as a member of the Board shall participate in the Plan.

ARTICLE IV

SHARES OF STOCK SUBJECT TO PLAN

4.1	Limitations. Subject to any anti-dilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall not exceed 500,000 shares of Stock. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided however, the shares of Stock with respect to which an Option has been exercised shall not again be available for Option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering such unexercised shares.

4.2	Anti-dilution. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend:

(a)	The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted appropriately;

(b)	The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

(c)	Where dissolution or liquidation of the Company or any merger or combination in which the • Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Sections 5.4 and 5.5.

The Board shall have the sole authority to determine the manner in which any of the foregoing adjustments are made and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

ARTICLE V
OPTIONS

5.1	Option Grant, Number of Shares and Agreement.

(a)	In connection with the 2004 Annual Meeting of Stockholders, three Eligible Directors were elected to serve for terms of more than one year and the provisions of the original Plan were unclear with respect to the Options issuable to those Eligible Directors. To resolve certain ambiguities arising from the adoption of the Original Plan, which contemplated the annual election of directors, and the subsequent adoption of bylaws that provide for the election of directors for staggered three-year terms, the Company has previously treated the three Eligible Directors as holders of multiple grants under the Original plan. In connection with the amendment of the Plan, the multiple grants are hereby rescinded and Eligible Directors who have been elected for term of more than one-year are granted the options specified in the following table:

Eligible Director	New Option Grants	Vesting Dates
Robert Averill	16,000 shares at $2.50	8,000 shares at 2006 and 2007 Annual Meetings
Glenn Patterson	8,000 shares at $2.50	2006 Annual Meeting
Joseph Souccar	8,000 shares at $2.50	2006 Annual Meeting

(b)	Each Eligible Director who is appointed by the board of directors to fill a vacancy arising from the resignation of a director or an increase in the number of directors shall automatically receive on the date of his appointment an option to purchase $20,000 worth of the Corporation's common stock as partial compensation for serving as a director during the period between the date of such appointment and the next annual meeting of stockholders.

(c)	Each Eligible Director who is elected for a regular term as a director of the Company at an annual meeting of stockholders (or any adjournment thereof) shall automatically receive on the date of his election an option to purchase $20,000 worth of the Company's common stock for each year of contemplated service. Each Option granted under the Plan shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

5.2	Option Price. The Option price of the Stock subject to each Option shall be the Fair Market Value of the Stock on its Date of Grant.

5.3	Vesting of Options and Exercise Period. Options shall vest on the first anniversary of the date of grant, provided that in the event Options for more than $20,000 worth of the Company's common stock are granted to Eligible Directors who have been elected to serve for terms of more than one year, such Options shall vest ratably over the period of appointment. All Options granted pursuant to the plan shall be exercisable for a period of four years after the applicable vesting date.

5.4	Option Exercise.

(a)	Any Option granted under the Plan shall become exercisable in full on the first anniversary of the Date of Grant, provided that the Eligible Director has not voluntarily resigned or been removed "for cause" as a member of the Board of Directors on or prior to the first anniversary of the Date of Grant. An Option shall remain exercisable after its exercise date at all times during the exercise period, regardless of whether the Optionee continues to serve as a member of the Board.

(b)	An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 25 shares of Stock unless the remaining shares of Stock that ate so exercisable are less than 25 shares of Stock. The Option price is to be paid in full in cash upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to him upon the exercise of his Option.

(c)	An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option price for such number of shares.

5.5	Nontransferability of Option. Options may not be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During his lifetime, an Optionee shall be the only person entitled to exercise his Options. An Option held by a deceased Optionee may be exercised by his personal representative or heirs.

ARTICLE VI

STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

ARTICLE VII

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan, No suspension, termination, modification or amendment of the Plan may, without the consent of the person to whom an Option shall theretofore have been granted, affect the rights of such person under such Option.

ARTICLE VII

RELATIONSHIP TO OTHER COMPENSATION PLANS

The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

ARTICLE VIII
MISCELLANEOUS

8.1	Plan Binding on Successors. The Plan shall be binding upon the successor and assigns of the Company.

8.2	Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.3	Headings, etc., No Part of Plan. Headings of articles and paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

IN WITNESS WHEREOF, this Independent Directors' Stock Option Plan of Axion Power International, Inc. has been executed this 8th day of April 2005.

/s/ Thomas Granville
Thomas Granville, chief executive officer

AMENDMENT NO. 1 TO AXION POWER INTERNATIONAL, INC. AMENDED AND RESTATED INDEPENDENT DIRECTORS’ STOCK OPTION PLAN

This Amendment No. 1 (“Amendment”) to the Axion Power International, Inc. Amended and Restated Independent Directors’ Stock Option Plan (“Plan”) amends Section 4.1 of the Plan as set forth below. Except as amended below, the entirety of the Plan remains in full force and effect as set forth in the original Plan. The Amendment was approved by Axion Power International, Inc.’s Board of Directors on October 17, 2012, pursuant to Article VII of the Plan which provides that the Board may amend the Plan.

1. Section 4.1 of the Plan is hereby amended by replacing “500,000” in the second line thereof with “1,000,000”. Except as amended by this paragraph 1., the Plan remains in full force and effect as originally stated.

IN WITNESS WHEREOF, this Amendment No. 1 to Independent Directors’ Stock Option Plan of Axion Power International, Inc. has been executed this 1st day of November, 2012.

/s/ Charles R. Trego
Charles R. Trego Chief Financial Officer